Exhibit (R)(2)

                                 CODE OF ETHICS
                                       FOR
                        HYPERION CAPITAL MANAGEMENT, INC.

                                    JUNE 2002

         Hyperion Capital Management, Inc. (the "Adviser") has determined to adopt this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 204-2 of the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-l(b)(1) under the Investment Company Act of 1940 ("Investment Company Act").1

I.       DEFINITIONS

          A. An "Access Person" means (i) any Trustee, Director, Officer or Advisory Person (as defined below) of the Adviser or of any company in a control relationship to the Adviser or (ii) any Trustee, Director, Officer or Advisory Person of the Adviser who, with respect to Advisory Clients (as defined below), makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Advisory Clients or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such Adviser to the Advisory Clients.

          B. An "Advisory Client" means any individual, group of individuals, partnership, trust or company, including a registered investment company, for whom the Adviser acts as an investment adviser.

          C. An "Advisory Person" means any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Advisory Clients or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Adviser who obtains information regarding the purchase or sale of securities.

          D.   A "Portfolio Manager" means any person or persons with the direct
               responsibility   and  authority  to  make  investment   decisions
               affecting the Advisory Clients.

          E. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or the principal underwriter substantially in conformity with Rule 17j-1 of the Investment Company Act or Rule 204-2 of the Advisers Act, provided however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Adviser stating that such entity has adopted or approved the continuation of its Code of Ethics, substantially in the form that was provided to the Adviser's Board of Directors at the time when the Adviser's Code of Ethics was adopted; and (ii) notify the Adviser's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation had occurred. The Adviser's compliance officer shall report any such violations to the Adviser's Board of Directors in accordance with the provisions of this Code of Ethics.

          F. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

          G. The "Compliance Officer" is the person designated by the Adviser's Board of Directors to monitor the overall compliance with this Code. In addition, the Compliance Officer will provide preclearance of any personal security transaction as required by this Code of Ethics.

          H. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act.

          I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

          J. "Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act (in effect, all securities), except-that it-shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the Investment Company Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Board of Directors of the Adviser and shares of registered open-end investment companies.

          K. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


II.      STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

     Each Access Person shall adhere to the highest ethical standards and shall:

          A. at all times, place the interests of the Advisory Clients before his personal interests;

          B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

          C. not take any inappropriate advantage of his position with or on behalf of the Advisory Clients.


III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.
         ---------------------------------------------

          A.   Blackout Periods

               1. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known the Advisory Clients have a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

               2. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Advisory Clients trade (or has traded) in that security.

          B.   Initial Public Offerings

               No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

          C.   Private Placements

               With regard to private placements, each Advisory Person shall:

               1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Advisory Clients, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Advisory Clients) for any acquisition of securities in a private placement; and

               2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Advisory Clients for investment in that issuer.

                    Any express prior written approval received from the Compliance Officer shall be valid only on the day on which it was issued. If the Advisory Clients decide to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

               D.   Short-Term Trading Profits

                    No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days without the prior written approval of the Compliance Officer. Any short-term trading profits realized without preclearance shall, unless the Adviser's Board of Directors approves otherwise, be disgorged as directed by the Adviser's Board of Directors. E. Gifts

                    No Advisory Person shall receive any gift (i.e., anything of more than de minimus value) from any person or entity that does business with or on behalf of the Advisory Clients that poses a potential conflict of interest.

               F.   Service as a Director

               1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Adviser, based upon a determination that such board service would be consistent with the interests of the Adviser and its investors.

               2. If board service of an Advisory Person is authorized by the Board of Directors of the Adviser such Advisory Person shall be isolated from the investment making decisions of the Adviser with respect to the company of which he is a director.

               G.   Exempted Transactions

                    The prohibition of Section III shall not apply to:

                    1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                    2. purchases or sales that are non-volitional on the part of the Access Person or the Advisory Clients, including mergers, recapitalizations or similar transactions;

                    3. purchases which are part of an automatic dividend reinvestment plan;

                    4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                    5. purchases and sales that receive prior approval in writing by the Compliance Officer as (a) only remotely potentially harmful to the Advisory Clients because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Advisory Clients or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Compliance Officer all factors of which- he- or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Advisory Clients.


IV.      COMPLIANCE PROCEDURES

          A.   Preclearance Procedures

               An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

               1. such purchase or sale has been precleared and approved by the Compliance Officer;

               2. the approved transaction is completed on the same day approval is received; and

               3. the Compliance Officer has not rescinded such approval prior to execution of the transaction.

          B.   Security Transactions Requiring Preclearance

               An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of the following securities except as provided in the above preclearance procedures:

               1.   Any  registered   investment  company  or  other  investment
                    company affiliated with the Adviser or any members of the Adviser;

               2. any securities issued by the Adviser, its affiliates, or its Advisory Clients;

               3.   any eligible investment of the Advisory Clients;

               4.   any   mortgage-backed   securities   (including   commercial
                    mortgage backed securities);

               5.   any private placements.

          C.   Reporting

               1. Coverage: Each Access Person shall file with the Compliance Officer confidential quarterly reports containing the information required in Section IV.C.2. of this Code with respect to all transactions during the preceding --- quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided -------- that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

               2. Filings: Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    a. the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                    b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    c.   the price at which the transaction was effected; and

                    d. the name of the broker, dealer or bank with or through whom the transaction was effected.

               3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               4. Confirmations: All Access Persons shall direct their brokers to supply the Adviser's Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

               D.   Review

                    In reviewing transactions, the Compliance Officer shall take into account the exemptions allowed under Section III.G. Before making a determination that a violation has been committed by an Access Person, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

               E.   Disclosure of Personal

                    Holdings All Advisory Persons shall disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis.

               F.   Certification of Compliance

                    Each Access Person is required to certify quarterly that he or she has read and understood the Adviser's Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify quarterly that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.


V.       REVIEW BY THE BOARD OF DIRECTORS

         At least annually, the Compliance Officer shall report to the Board of Directors regarding:

          A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

          B.   Any recommended changes to the Adviser's Code or procedures; and

          C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.


VI.      SANCTIONS

          A.   Sanctions for Violations by Access Persons

               If the Compliance Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

VII.      MISCELLANEOUS

          A.   Access Persons

               The Compliance Officer of the Adviser will identify all Access Persons who are under a duty to make reports to the Adviser and will inform such persons of such duty. Any failure by the Compliance Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

          B.   Records

               The Adviser's Compliance Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the Investment Company Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

               1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

               4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

          C.   Confidentiality

               All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

          D.   Interpretation of Provisions

               The Board of Directors of the Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.


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1 Each registered investment company (the "Funds") managed by the Adviser has adopted a similar Code of Ethics.